CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in Registration Statement on Form N-1A of our report dated November 12, 2004, relating to the financial statements and financial highlights which appear in the September 30, 2004 Annual Report to the Board of Directors and Shareholders of Franklin Custodian Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.



/S/ PRICEWATERHOUSECOOPERS, LLP
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PricewaterhouseCoopers LLP
San Francisco, California
November 23, 2004